UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended:

December 31, 2024

ReoStar Energy Corp.

(Exact name of issuer as specified in its charter)

Nevada

(Jurisdiction of incorporation or organization)

20-8428738

(I.R.S. Employer Identification Number)

87 N. Raymond Ave

Suite 200

Pasadena CA 91103

(Address of principal executive offices)

(626)569-9688

(Registrant's telephone number, including area code)

50,000,000 Shares of Common Stock

(Title of each class of securities issued pursuant to Regulation A)

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this Annual Report on Form 1-K that are forward-looking statements within the meaning of the federal securities laws. The words "believe," "estimate," "could", "expect," "anticipate," "intend," "may", "plan," "seek," "may," and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this Annual Report or in the information incorporated by reference into this Annual Report.

The forward-looking statements included in this Annual Report on Form 1-K are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive, and market condition and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, taking into account the information currently available to us, our actual performance, results and achievements or outcomes could differ materially from those set forth in the forward-looking statements. These factors include, among other things:

●Our lack of operating history on which to judge our business prospects and management;

●Our ability to raise capital and the availability of future financing;

●Our ability to compete in a highly competitive and evolving industry;

●Our ability to protect our intellectual property;

●Adverse federal, state, and local government regulation and taxation, rendering it difficult for us to monetize our products and services;

●Our ability to protect against and avoid criminal prosecution and civil liability in the U.S., given the illegal status of cannabis under U.S. federal law;

●Unpredictable events, such as the COVID-19 outbreak, and associated business disruptions could harm our financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital.

You are cautioned not to place undue reliance on any forward-looking statements included in this Annual Report. All forward-looking statements are made as of the date of this Annual Report on Form 1-K, and the risk that actual results will differ materially from the expectations expressed in this Annual Report will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Annual Report, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Annual Report, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Annual Report will be achieved.

Item 1. Business

Overview

The Company was originally incorporated in the State of Nevada on November 29, 2004.

The address of our web site is www.reostarenergycorp.com The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

REOSTAR ENERGY CORP. (ReoStar Energy), a Nevada Corporation, is an oil and gas company that plans on to impacting the environment by helping fund projects that lead towards a Net Zero Carbon Neutral future. We plan to acquire companies in the future to expand our vision and impact the environment positively. ReoStar plans to follow the Carbon Neutral protocols to be a Net Zero Carbon Neutral Energy Company by 2050.

Our Target Market

Our Interested in are anyone of any age, background and ethnicity that are interested in the oil and gas sector. ReoStar Energy Corp. understands that the gas and oil industry are the two largest sectors in the world in terms of dollar value. Generating an estimate of about 1 trillion of dollars of revenue every year. The United States have over 600,000 oil wells producing over 9,000,000 barrels of oil every day worldwide. With the US being the largest oil producer, we believe it is crucial to the economy of the country.

Employees

We currently have one full-time employee. We do not currently have health, dental & vision insurance plans in place. We do not currently have any pension, annuity, profit sharing, or similar employee benefit plans, although we may choose to adopt such plans in the future.

Competition

ReoStar Energy Corp. is a company that is seeking oil and/or natural gas properties with exiting production as well as proven undeveloped reserves to develop and produce. Because many of the companies in the market are privately owned, we understand that we can only attain minimal information about our competitors. Majority of competitors in the market have larger operations and have more resources. Our competitors are OQ Cheniere Energy, Chevron, ExxonMobil Chemical, MOL Group, Air Liquide, ENGIE, Shell, BP, and OMV Group.

Regulatory Environment

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Annual Report. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed elsewhere in this Annual Report.

Results of Operations for the Years Ended November 30, 2021

Company Overview

The Company originally incorporated in the State of Nevada on November 29, 2004. Our corporate business address is: 87 N Raymond Ave Suite 200 Pasadena, CA 91103. Our phone number is (626)568- 9688. Our E-Mail address is info@reostarenergycorp.com

The address of our web site is www.reostarenergycorp.com The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

ReoStar Energy Corporation is an oil and gas company that plans on to impacting the environment by helping fund projects that lead towards a Net Zero Carbon Neutral future. We plan to acquire companies in the future to expand our vision and impact the environment positively. ReoStar plans to follow the Carbon Neutral protocols to be a Net Zero Carbon Neutral Energy Company by 2050

Financial Conditions and Results from Operations

Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. We have not generated revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, most of our time has been spent refining and implementing our business plan

During the period from inception to December 31, 2024 we did not generate any income. We incurred total operating expenses of $52,972 consisting of Professional Fees of $51,400, Miscellaneous Expenses of $169 and Bank Service Charges of $215. Our net loss for the period was $52,972.

Liquidity and Capital Resources

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception and sustained an accumulated net loss of $185,507 for the period from inception to December 31, 2024. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period. The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts. The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

Our director and officer have made no commitments, written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this Offering Circular, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern

These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months. The Company expects to incur further losses in the development of the business. These factors indicate the existence of material uncertainties that may cast significant doubt upon the Company's ability to continue as a going concern. As a result, the Company may be unable to realize its assets and discharge its liabilities in the normal course of business. The Company's ability to continue as a going concern is dependent on its ability to obtain necessary financing to meet its corporate expenditures and discharge its liabilities in the normal course of business. Although the Company has been successful in obtaining financing during the year ended December 31, 2024 there can be no assurance that it will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to the Company.

Item 3. Directors and Officers

Directors, Executive Officers and Significant Employees

The table below sets forth our directors and executive officers of as of the date of this Annual Report.

Name (1)	Position	Age	Term of Office	Hours/Week
Peter Koch	CEO, Director, Chairman, Compliance	58	From January 13, 2024 to Present	Full time

Business Experience

Peter Koch, President, CEO, Compliance Officer

Peter Koch over the past 30 year has had comprehensive and extensive experience in security trading, public trading and public stock exchange in the US and Germany. Having been the executive directors and owner of his own security trading bank, Koch Securities AC. He has developed a productive and successful consulting business. Graduating from the Institute of Lucius in Echzell, Germany in 1985. Soon after completed his training as a bank clerk with Dresdner Bank AG in Munich in 1987. After his training he began working as a broker for Walter Ludwig at the Frankfurt Stock Exchange. He became appointed as substituting official broker on the Frankfurt stock exchange by the Hessian Ministry of Economy. Shortly after Peter founded and was a member of the board of the association of the substituting official brokers of the Frankfurt Stock Exchange. Also starting his own company and becoming CEO and Executive director of Peter Koch GmbH securities Trading Bank. In 1997 Peter also joined the board of the chamber of official brokers at the Frankfurt Stock Exchange. Since than Peter has developed and operated many AG companies including Koch Partners International. His most recent project is the development of Reostar Energy Corp.

Bring over 30 years of experience to this business having worked with hundreds of new and existing businesses when he owned Koch Securities Trading Bank. Exceling in communication, speaking 3 languages that include English, French and German. Also been a part of live market commentary for English radio and TV stations. Over the years he has also been a member of several different boards in Germany. In 2014 he became the supervisory board chairman of Hamburg a company listed on the entry standard of the Frankfurt stock exchange. Peter brings over many years of experience and knowledge.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

●been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he or she was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

 ●been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the Exchange Act)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member

Except as set forth above and in our discussion below in "Security Ownership of Management and Principal Shareholders - Transactions with Related Persons," none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results

Compensation of Executive Officers

During the Company's fiscal year ended December 31, 2021, the Company paid the following cumulative consulting fees and salaries to their executive officers (reported in Canadian dollars unless otherwise noted):

Name (1)	Received (2)	Cash Compensation 2021	Cash Compensation 2024	Other Compensation	Total Compensation
Peter Koch	CEO/Director	-	-	-	-

Director Compensation

We currently do not have any other directors besides Peter Koch CEO. Upon completion of this Offering, the Company may decide to compensate the Director with payment but at this time only Common shares has been issued.

Employment Agreements

We have not entered into employment and consulting agreements with the executive officers and employees. We may enter into employment agreements with key executives and employees in the future. A stock incentive program for our directors, executive officers, employees and key consultants may also be established.

Certain Relationships

None

Item 4. Security Ownership of Management and Certain Securityholders

The following table shows the beneficial ownership of our Common Shares, as of December 31, 2024 held by (i) each person known to us to be the beneficial owner of more than 10% of any class of our voting securities; (ii) each director who is the beneficial owner of more than 10% of any class of our voting securities; (iii) each executive officer who is the beneficial owner of more than 10% of any class of our voting securities; and (iv) all directors and executive officers and management as a group. As of July 31, 2020, there were 16,000,000 Common Shares issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting power and/or investment power with respect to the securities held. Common Shares subject to options and warrants currently exercisable or which may become exercisable within 60 days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 16,000,000 shares of common stock outstanding as of December 31, 2024. Unless otherwise noted below, the address of each person listed on the table is c/o REOSTAR ENERGY CORP.

Common Shares Beneficially Owned Prior to Offering

Name and Position of Beneficial Owner	Number	Percent
Ravens Paradise Holdings LLC – UBO Peter Koch – CEO/Director	54,750,000	67.80%

Item 5. Interest of Management and Others in Certain Transactions

Transactions with Related Persons

The Company’s officers and directors own the majority of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

●Election of the Board of Directors

●Removal of any Directors

●Amendments to the Company’s Articles of Incorporation or bylaws;

●Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, our officers and directors will have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

Review, Approval and Ratification of Related Party Transactions

To date we have not adopted formal policies and procedures for the review, approval or ratification of related party transactions with our executive officers, directors and significant shareholders. Subsequent to the year ended November 30, 2021, we have begun to establish formal policies and procedures so that such transactions will be subject to the review, approval or ratification of our Board, or an appropriate committee thereof. Until such a time where the policies are formally adopted, our directors will continue to approve any related party transactions.

Item 6. Other Information

Regulation A+ Tier 2

The Company is currently engaged in a Regulation A+ offering of up to 50,000,000 Common Shares of stock which was Qualified on January 19, 2024. Additional information can be found at https://www.sec.gov/Archives/edgar/data/0001335288/000172186821000882/0001721868-21-000882-index.html

Change of Control and Address

No Changes of control.

Item 7. Financial Statement

Report of the Independent Registered Public Accounting Firm

To the shareholders and the board of directors of

ReoStar Energy Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Reostar Energy Corp. as of December 31, 2024 and 2023, and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2024 and 2023, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern as disclosed in Note 3 to the financial statement, the Company incurred a net loss of $52,972 and an accumulated deficit of $185,507 as of December 31, 2024, the Company have not generated revenue since inception. The continuation of the Company as a going concern through December 31, 2024, is dependent upon improving the profitability and the continuing financial support from its stockholders and lenders. Management believes the existing shareholders or external fund providers will provide the additional cash to meet the Company’s obligations as they become due.

These factors raise substantial doubt about the Company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

 /S/ Boladale Lawal

Boladale Lawal & CO (PCAOB ID 6993)

We have served as the Company's auditor since 2024

Lagos, Nigeria

March 31, 2025

Balance Sheet

ReoStar Energy Corp.

Year Ending December 31, 2024 and 2023

Assets	$2024	$2023
Total Cash and Bank	49,332	(1)
Total Other Current Assets	—	—
Total Assets	49,332	(1)

Liabilities
Total Current Liabilities	21,688	19,383
Total Long-term Liabilities	21,481	21,481
Total Liabilities	43,169	40,864

Commitment and Contingencies

Equity
Common Stock	8,835	8,834
Common stock to be issued	90,300	300
Additional paid in capital	92,535	82,536
Total Retained Earnings (Deficit)	(185,507)	(132,535)
Total Equity	6,163	(40,865)

Total Liabilities and Stockholder's Equity	49,332	(1)

(See accompanying notes to these financial statements)

Income Statement
Reostar Energy Corp.
Period ending Dec. 31, 2024 and 2023

	2024	2023
	$	$
Total Income	—	—

Total Cost of Goods Sold	—	—

Gross Profit	—	—

Operating Expenses
Professional Fees	51,400	3,979
License and Fees	1,188	1,645
Travel Expense	—	600
Bank Service Charges	215	136
Miscellaneous Expense	169	72
Meals and Entertainment	—	—
Total Operating Expenses	52,972	6,432

Net Income (Loss)	(52,972)	(6,432)

Net Income (Loss)	(52,972))	(33,727)

Average Shares Outstanding	80,743,919	80,743,919

Net Loss Per Common Share	(0.00)	(0.00)

(See accompanying notes to these financial statements)

Equity Roll-Forward
Reostar Energy Corp.
Year ended Dec. 31, 2024 and 2023

	Common Stock		Common Stock to be issued
	Shares	Amount	Shares	Amount	Additional Paid-in-capital	Retained Earnings	Total Stockholders' Equity
						—	—
Restricted shares	66,113,924	6,611	—	—	—	—	6,611
Non-restricted shares	22,229,995	2,223	—	—	82,536		84,759
Common Shares not issued	—	—		300	—	—	300
Net Income	—	—	—	—	—	(132,535)	(132,535)

Stockholders' Equity Dec. 31, 2023	88,343,919	8,834	—	300	82,536	(132,535)	(40,865)

Restricted shares		—		—		—	—
Issuance of shares	5,000	0.50	—	—	10,000	—	10,000
Common to be issued	—	—	45,000	90,000	—		90,000
Net Income	—	—	—	—	—	(52,972)	(52,972)

Stockholders' Equity Dec. 31, 2024	88,348,919	8,835	45,000	90,300	92,535	(185,507)	6,163

(See accompanying notes to these financial statements)

ReoStar Energy Corp.

Statements of Operations

Year ending December 31, 2024 and 2023

	2024	2023
Operating Activities	$	$
Net Cash Loss for the period	(52,972)	(6,432)
	—	—
Net cash from operating activities	(52,972)	(6,432)

Financing Activities
Shareholder Loan	2,305	3,998
Proceeds from Note Payable	—	(2,519)
Common Shares	100,000
Net Cash from Financing Activities	102,305	1,479

OVERVIEW
Starting Balance	(1)	4,952
Gross Cash Inflow	102,305	3,998
Gross Cash Outflow	(52,972)	(8,951)
Net Cash Change	49,333	(4,953)
Ending Balance	49,332	(1)

ReoStar Energy Corp.

NOTES TO FINANCIAL STATEMENTS

For Period Ending December 31, 2024

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Reostar Energy Corporation, formerly known as Gold range Resources Inc. (the “Company”) was incorporated in the State of Nevada on November 29, 2004. The Company operated as Gold range Resources The company is an operating company whose purpose is to aggregate existing US based oil and gas production, develop proven undeveloped oil and gas reserves, and incorporate alternative clean energy sources. the US. The Company filed for bankruptcy on 11/01/2010 under Chapter 11 with the United States Bankruptcy Court, Northwest District of Texas, Fort Worth Division, under Caso No. 10-47176-MXM. The case was converted to a Chapter 7 filing on 04/15/2013. The case was open for 74 months. The Bankruptcy was discharged on 06/26/2019 leaving the Company at the time of discharge with no assets and no liabilities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash

Cash includes cash in bank only.

Revenue Recognition

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”) and Accounting Standards Codification (“ASC”) Subtopic 340-40, Other Assets and Deferred Costs - Contracts with Customers (“ASC 340-40”), (collectively, “Topic 606”). On Dec. 31, 2024, the Company adopted Topic 606. ASU 2014-09 requires entities to recognize revenue through the application of a five-step model, which includes identification of the contract, identification of the performance obligations, determination of the transaction price, allocation of the transaction price to the performance obligations and recognition of revenue as the entity satisfies the performance obligations. The Company implemented ASU 2014-09 for the reporting period as of December 31, 2024, which resulted in no changes to our financial statements as there is no revenue reported in the year presented.

Earnings Per Share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” Basic earnings (loss) per share (“EPS”) is computed by dividing net profit/loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. The number of common shares that are exercisable or converted into common stock is not material to effect diluted EPS results.

Further, since the Company showed a loss for the period presented, basic and diluted loss per share is the same for the period.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provide that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of December 31, 2024, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities.

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

The Company has no assets or liabilities valued at fair value on a recurring basis.

Year End

The company operates under a calendar year for accounting purposes.

Accounting for Bankruptcy

The Company bankruptcy filing, as discussed in Note 1, was in progress and not yet finalized prior to January 1, 2019. However, the bankruptcy court proceedings had identified that there was limited value in the assets held by the company with write-downs of assets and liabilities being recorded during the years leading up to January 1, 2019 as part of the court findings.  Based on this, the total loss on bankruptcy for the year ended December 31, 2019 was limited to the asset value on hand, or $55,755, as of June 26, 2019, or when the bankruptcy proceedings were discharged.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained an accumulated net loss of $(185,507) for the period from inception to December 31st, 2024. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.  The company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts.

Management plans to raise significant capital through investors to capitalize its business plan.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the period ended December 31, 2024, to the Company’s effective tax rate is as follows:

Income tax benefit at statutory rate	$11,124
Change in valuation allowance	(11,124)
Income tax benefit per books	$—

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets for the period ended December 31, 2024, are as follows:

Net Operating Loss	$(185,507)
Valuation Allowance	185,507
Net deferred tax asset	$—

The Company has approximately ($185,507) of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2037. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all the deferred tax asset relating to NOLs for every period because it is more likely than not that all the deferred tax asset will not be realized.

NOTE 5 – LIABILITIES

The company is carrying a Note Payable balance of $21,481 and a Shareholder Loan balance of $21,688, all which were utilized for operating purposes in past periods.

NOTE 6 – COMMITMENT AND CONTINGENCIES

The Company currently uses an office address and mail receipt at Cross Campus-Pasadena, an office space in Pasadena, California.

NOTE 7 – STOCKHOLDER’S EQUITY

Authorized Stock

The Company has authorized 200,000,000 common shares with a par value of $0.0001 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

The Company has no authorized preferred shares at this time but may deem it advisable to authorize one or more class(es) of Preferred Stock.

In 2024 Ravens Paradise Holdings LLC (the largest shareholder) sold their control block of 54,750,000 common shares to King Capital Bank Ltd for $300,000 thus handing over control of the Company.

As part of the agreement King Capital Bank Ltd invested $100,000 into the Company under its active Reg A for $2.00 per share.

Thus far, the company has 88,348,919 shares issued and outstanding.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date these financials were made available for issuance and concluded that no other subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

SIGNATURES

Pursuant to the requirements of Regulation A+, the issuer has duly caused this Annual Report on Form 1-K to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware on March 20, 2025.

ReoStar Energy Corp. By: /s/ Peter Koch Name: Peter Koch Title: President, CEO, Director